CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

$175,000,200
(Approximate)

Home Equity Mortgage Trust 2007-1
Mortgage-Backed Notes, Series 2007-1

March 9, 2007

UNDERWRITING AGREEMENT

Credit Suisse Securities (USA) LLC
11 Madison Avenue, 4th Floor
New York, New York 10010

Ladies and Gentlemen:

1.    Introduction. Credit Suisse First Boston Mortgage Acceptance Corp., a corporation organized and existing under the laws of the State of Delaware (the “Depositor”), proposes to sell to Credit Suisse Securities (USA) LLC, (together with any person substituted for it pursuant to Section 9, the “Underwriter”) one class of the Home Equity Mortgage Trust 2007-1, Mortgage-Backed Notes, Series 2007-1, and one class of the Home Equity Mortgage Trust 2007-1, Mortgage-Backed Certificates, Series 2007-1. Such classes have been designated as the Class A-1 Notes and Class A-R Certificates (collectively, the “Offered Securities”). Only the Offered Securities are being purchased by the Underwriter hereunder. The Offered Securities are to be issued together with the Home Equity Mortgage Trust 2007-1, Mortgage-Backed Certificates, Series 2007-1, Class P, Class X-1, Class X-2 and Class G Certificates (the “Certificates” and, together with the Offered Securities, the “Securities”). The Securities will represent the entire beneficial ownership interest in the Home Equity Mortgage Trust 2007-1 (the “Trust”). The assets of the Trust initially will consist primarily of the Loans (as defined in Appendix A to the Indenture, defined below) which will be conveyed to the Trust pursuant to the Trust Agreement (the “Trust Agreement”), dated as of March 9, 2007 (the “Closing Date”), between the Depositor and Wilmington Trust Company, as owner trustee (in such capacity, the “Owner Trustee”). The Loans were transferred by DLJ Mortgage Capital, Inc. (“DLJMC”), an affiliate of the Depositor, to the Depositor pursuant to the Loan Purchase Agreement, dated as of the Closing Date, among the Depositor, DLJMC, the Trust and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).

The Securities are to be issued pursuant to the Indenture (the “Indenture”) dated as of the Closing Date, among Home Equity Mortgage Trust 2007-1 (the “Issuer”) and the Indenture Trustee.

The Securities are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Underwriter.

Capitalized terms used herein but not defined herein shall have the meanings provided in Appendix A to the Indenture.

2.    Representations and Warranties of the Depositor. The Depositor represents and warrants to the Underwriter as of the date hereof and as of the date of the Indenture, as follows:

(a)  A registration statement on Form S-3 (No. 333-132765), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Securities and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective. For purposes of this Underwriting Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Underwriting Agreement, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended, and the base prospectus and related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) relating to the sale of the Securities of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”)), including all documents incorporated therein by reference, are respectively referred to as the “Registration Statement”, the “Prospectus” and the “Prospectus Supplement”; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of Securities to which it relates. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b)  The Registration Statement, on the Effective Date, and the Prospectus, as of the date of the related Prospectus Supplement, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Underwriting Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Delivery Date (as such terms are defined in Section 3), the Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include and will not include, any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriter for use in connection with the related offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. The two immediately preceding sentences do not apply to statements or omissions from either of such documents based upon written information (including Computational Materials (as such term is defined in Section 8(a)) furnished to the Depositor by the Underwriter specifically for use therein.

(c)  The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(d)  The Indenture and the Securities conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Securities, on the related Delivery Date, will have been duly and validly authorized and, when such Securities are duly and validly executed by the Trust, authenticated by the Indenture Trustee and delivered in accordance with such Indenture and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Indenture.

(e)  The execution and delivery by the Depositor of this Underwriting Agreement, the Indenture and the Loan Purchase Agreement are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(f)  At the date thereof, the Indenture will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(g)  All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Securities pursuant to this Underwriting Agreement and the Indenture have been or will be taken or obtained on or prior to the applicable Delivery Date.

(h)  At the applicable Delivery Date, each of the Loans included in the Trust will meet the criteria for selection described in the Prospectus.

(i)  The characteristics of the Trust will not subject the related Trust to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.    Purchase, Sale and Delivery of Securities. The commitment of the Underwriter to purchase the Offered Securities pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the satisfaction of the terms set forth herein. The Depositor agrees to instruct the Indenture Trustee and the Issuer to issue and agrees to sell to the Underwriter, and the Underwriter agrees (except as provided by sections 9 hereof) to purchase from the Depositor, the Offered Securities at a purchase price equal to approximately $____*____,% of their face value.

Delivery of and payment for the Securities to which this Underwriting Agreement applies will be made at the office of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 or such other place as the parties hereto shall agree upon, such time being herein referred to as a “Delivery Date.” Delivery of such Securities shall be made by the Depositor to the Underwriter against payment therefor in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Underwriter. The Class A-1 Notes will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”) (the “DTC Certificates”). The Class A-R Certificates will be issued in fully registered certified form. The interests of the beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Certificates will be made available only under the limited circumstances specified in the Indenture.

4.    Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities subject to this Underwriting Agreement for sale to the public as set forth in the Prospectus. The Underwriter represents and warrants that it has (1) complied and will comply with all applicable provisions of the Financial Services and Markets Act in effect in the United Kingdom with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (ii) complied and will comply with Directive 2003/71/EC (the “Prospectus Directive”) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive.

5.    Covenants of the Depositor. The Depositor covenants and agrees with the Underwriter that:

(a)  The Depositor will prepare a supplement to the Prospectus setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Securities are to be purchased by the Underwriter, from the Depositor, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Depositor deem appropriate in connection with the offering of such Securities; the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Securities, any amendments to the Registration Statement as in effect with respect to such Securities, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter; the Depositor will, during such period, immediately advise the Underwriter or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Securities or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriter’s compliance with the Underwriter’s obligations set forth in Section 8, the Depositor shall file with the Commission a current report on Form 8-K including any Computational Materials provided to it by the Underwriter pursuant to Section 8 no later than the date that the Prospectus Supplement is filed.

(b)  If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

(c)  The Depositor will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Securities, in each case as soon as available, but in no event later than five business days after signing this Underwriting Agreement, and in such quantities as the Underwriter reasonably requests.

(d)  The Depositor will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(e)  The Depositor will, while the Securities are outstanding, furnish to the Underwriter other information with respect to the Trust or its financial condition or results of operations, as the Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Securities.

(f)  The Depositor will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and the Indenture and will reimburse the Underwriter for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of Securities and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and the expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriter.

(g)  The Depositor will file, or cause the Indenture Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required by the Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

6.    Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Securities subject to this Underwriting Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)  The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn, and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)  The Depositor shall have delivered to the Underwriter a certificate of the Depositor, signed by the President or a vice president of the Depositor and dated the Delivery Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus Supplement and this Underwriting Agreement and that (i) the representations and warranties of the Depositor in this Underwriting Agreement are true and correct in all material respects at and as of the Delivery Date with the same effect as if made on the Delivery Date, (ii) the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Depositor’s knowledge, threatened.

(c)  DLJMC shall have delivered to the Underwriter a certificate signed by its President or a vice president and dated the Delivery Date, to the effect that (i) DLJMC has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date and (ii) the signer of such certificate has carefully examined the Prospectus Supplement and with respect to the information pertaining to DLJMC nothing has come to the attention of the signer that would lead the signer to believe that the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  The Underwriter shall have received from counsel for the Depositor and DLJMC, one or more favorable opinions, in the form of Exhibit A hereto.

(e)  The Underwriter shall receive from Deloitte & Touche LLP certified public accountants, letters, dated the date of the Prospectus Supplement and satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, to the effect that the accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption “The Mortgage Pool” agrees with the general accounting records of DLJMC.

(f)  The Underwriter shall have received from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., letters confirming the ratings set forth in the Prospectus Supplement, which ratings shall not have been withdrawn.

(g)  The Underwriter shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Delivery Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid, binding and enforceable agreement of the Indenture Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Indenture Trustee.

(h)  The Underwriter shall have received from counsel for the Servicer a favorable opinion, dated the Delivery Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Servicing Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid, binding and enforceable agreement of the Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Servicer.

(i)  The Underwriter shall have received such further information, certificates, documents and opinions as the Underwriter may reasonably have requested not less than three business days prior to the Delivery Dates.

All proceedings in connection with the transactions contemplated by this Underwriting Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, and the Underwriter and such counsel shall have received such information, certificates and documents as the Underwriter or they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, this Underwriting Agreement and all the obligations hereunder may be canceled by the Underwriter at, or at any time prior to, the Delivery Date. Notice of such cancellation shall be given to the Depositor and DLJMC in writing, or by telephone or facsimile transmission confirmed in writing.

7.    Indemnification and Contribution.

(a)  The Depositor will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Depositor by the Underwriter specifically for use therein.

(b)  The Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information (as defined below) specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. “Underwriter Information,” as used herein, refers to the first sentence of the first paragraph under the heading “Risk Factors” and the first sentence of the third paragraph under the heading “Method of Distribution,” all in the Prospectus Supplement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.    Computational Materials. The Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets (collectively, the “Investor Materials”) in connection with its offering of the Securities, subject to the following conditions:

(a)  The Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the “Kidder/PSA Letter”), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder/PSA Letter, the “No-Action Letters”).

(b)  For purposes hereof, “Computational Materials” shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the Underwriter. For purposes hereof, “ABS Term Sheets” and “Collateral Term Sheets” shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by the Underwriter.

(c)  The Underwriter shall provide to the Depositor any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

(d)  In the event that the Depositor or the Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver them to the Depositor for filing.

9.    Termination of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities on the Delivery Date shall be terminable by the Underwriter if (a) at any time on or prior to the Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter or the Underwriter’s representative, impracticable to consummate the transactions contemplated herein or is such as would materially and adversely affect the marketability of or the market price for the Securities or (iv) any change or any development involving a prospective change, materially and adversely affecting (A) the Trust taken as a whole or (B) the business or properties of the Depositor occurs, which, in the reasonable judgment of the Underwriter or the Underwriter’s representative, in the case of either clause (A) or (B), materially impairs the investment quality of the Securities or (b) any representation or warranty of another party shall be incorrect in any material respect.

10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the Underwriter set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment of the Securities.

If this Underwriting Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(f), and the obligations of the Depositor and the Underwriter pursuant to Sections 7 and 8 shall remain in effect.

11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to the Underwriter at Eleven Madison Avenue, New York, New York 10010 or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at Eleven Madison Avenue, New York, New York 10010 Attention: President.

12.    Successors. This Underwriting Agreement and the Indenture will inure to the benefit of and be binding upon the parties hereto and the Underwriter’s respective successors and the officers, directors and controlling persons referred to in Sections 7 and 8, and the Underwriter’s successors and assigns, and no other person will have any right or obligations hereunder.

13.    Applicable Law. THIS UNDERWRITING AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

14.    Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument

* Please contact Credit Suisse First Boston Mortgage Acceptance Corp. for pricing information.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the Underwriter in accordance with its terms.

Very truly yours,

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP., as Depositor

By:	/s/ Kevin Steele
Name: Kevin Steele
Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Peter J. Sack
Name: Peter J. Sack
Title: Vice President

EXHIBIT A

CLOSING OPINION, TAX OPINION AND 10B-5 LETTER OF THACHER PROFFITT AND WOOD LLP

PLEASE SEE TABS # 26, 27 AND 29